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                                                                    Exhibit 99.1

Contact:                  Investor Relations            Media Relations
                          John Beneke                   Raymond O'Rourke
                          212-762-7282                  212-761-4262




                      MORGAN STANLEY DEAN WITTER ANNOUNCES
                  RECORD FULL-YEAR NET INCOME OF $5.5 BILLION;
                   FOURTH QUARTER NET INCOME OF $1.2 BILLION;
                           DIVIDEND INCREASE OF 15%

NEW YORK, December 19, 2000 -- Morgan Stanley Dean Witter & Co. (NYSE: MWD) today reported record net income for the full fiscal year of $5,456 million, 14 percent higher than $4,791 million a year ago. Diluted earnings per share were $4.73, up 15 percent from last year's $4.10. Full year net revenues (total revenues less interest expense and the provision for loan losses) rose 20 percent to a record $26.4 billion and the return on average common equity was
30.9 percent.

Net income for the fourth quarter ended November 30, 2000 was $1,208 million -- a 26 percent decline from last year's fourth quarter record $1,633 million. Diluted earnings per share were $1.06 -- down 25 percent from $1.42 a year ago. Fourth quarter net revenues of $5.7 billion equaled last year's fourth quarter. The annualized return on average common equity for the quarter was 26.5 percent.

Philip J. Purcell, Chairman, and John J. Mack, President, said in a joint statement, "We are very pleased with our results for the year, which included a 20 percent increase in revenues and a 31 percent return on equity. Our three major businesses -- securities, asset management and Discover Card -- all had record net income for the year. At the same time, we are disappointed with the decline in our operating margins. Weak results in fixed income and private equity and unusual compensation pressure in institutional securities contributed to the decline. However, we continued to invest in our businesses and as a result, we believe we are well-positioned to take full advantage of the strong secular growth in global financial services."
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The Company also announced that its Board of Directors declared a $.23 quarterly dividend per common share--a 15 percent increase from $.20 per common share in the previous quarter. The dividend is payable on January 30, 2001 to common shareholders of record on January 12, 2001.

SECURITIES

FULL YEAR

The Company's securities business posted record net income of $4,047 million in fiscal 2000, up 10 percent over last year. Net revenues rose 22% to $20 billion, reflecting record revenues in the Company's institutional and individual securities businesses.

In institutional securities, the Company achieved record revenues in equities, investment banking and commodities, and continued to benefit from its expanding global presence. For the first eleven months of calendar 2000, the Company maintained its industry leadership position in announced and completed global merger and acquisition transactions, worldwide equity and equity-related underwritings, and worldwide investment grade debt underwriting. In M&A, the Company achieved global announced transaction dollar volume of $1.1 trillion and market share of 35 percent./1/ In equity research, the Company ranked first in Institutional Investor's 2000 Global Research Poll and tied for first in the 2000 All-America Research Poll.

The Individual Investor Group (IIG, formerly the private client group) also achieved record full-year results, driven by higher revenues from fee-based products and record volumes in listed and over-the-counter equity markets. The number of global financial advisors increased by 1,236 to a record 13,910. The Individual Investor Group also achieved a net increase of 664,000 domestic client accounts to a record 5.4 million. Client assets in fee based accounts increased 28 percent from a year ago, and total client assets increased $64 billion to stand at $659 billion at fiscal year end.

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/1/ Source: Thomson Financial Securities Data - January 1 to November 30, 2000.
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FOURTH QUARTER

The Company's securities business posted net income of $888 million, a 36% decline versus the record fourth quarter 1999. The decrease reflected a modest decline in net revenues and broadly higher expenses related to higher compensation levels and staff increases in our global equities, investment banking and individual investor businesses.

o Continued strong revenues in equities and investment banking helped offset weakness in the high yield market and lower customer volumes in fixed income overall. Institutional securities also continued to benefit from its strong global franchise, particularly in the European and Asian markets.

o Equities' results were driven by strong performances in both cash products and derivatives trading. Cash benefited from record domestic volume levels and increased volumes in Europe and Asia, while derivatives benefited from increased volatility.

o Investment banking quarterly results were adversly affected by unusual compensation pressure, related to increased staff and the competitive environment, which more than offset the benefits of high volume in global M&A activity and the continued strong performance in our equity underwriting business.

o IIG's quarterly results benefited from significant increases in fee-based revenues which more than offset a modest decline in commissions. In addition, sales of fee-based products this quarter were above levels reached a year earlier.

o The private equity group reported negative investment revenues of $73 million for the fourth quarter compared to a gain of $173 million a year ago. These results reflected lower securities prices, primarily in the telecommunications and internet sectors.
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ASSET MANAGEMENT

FULL YEAR

The Company's asset management business reported record net income of $683 million, up 52 percent over 1999. The Company continued to grow its assets under management. At fiscal year end, these assets stood at $502 billion, an increase of $30 billion from a year ago. The Company had positive net sales for the year and launched 20 new funds generating sales of $13.5 billion, compared to 18 new funds and sales of $6.1 billion a year ago. In addition, Unit Investment Trust sales were a record $16.6 billion, 25 percent above last year.

FOURTH QUARTER

Asset management's quarterly net income was $170 million, up 50 percent from $113 million in the fourth quarter of 1999. The increase resulted primarily from growth in the Company's average assets under management and a shift in asset mix to a greater percentage of equity products.

o Retail assets fell $35 billion during the quarter but were up $27 billion over a year ago -- to stand at $319 billion. Institutional assets declined $11 billion during the quarter but increased $3 billion over the past twelve months to stand at $183 billion. Both businesses had positive net fund sales for the quarter. However, quarter-to-quarter declines resulted from lower market values.

o The launch of the MSDW Technology Fund was the Company's second largest equity fund offering ever -- raising $1.3 billion in initial assets.

o Reflecting continued improvement in fund performance, the number of the company's funds rated four or five stars overall by Morningstar/2/ rose to 59 from 51 funds a year ago. The Company continued to have the second highest number of domestic funds receiving Morningstar's two highest ratings.

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/2/ As of October 31, 2000.
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CREDIT SERVICES

FULL YEAR

Credit services record net income of $726 million increased 10 percent from a year ago. Net revenues rose approximately $400 million, or 11 percent, to more than $3.9 billion. Managed consumer loans increased 24 percent to a record $47.1 billion and transaction volume surged 28 percent to a record $90.1 billion. The consumer loan charge-off rate declined 102 basis points to 4.40 percent and the over-thirty-day delinquency rate fell 40 basis points to 5.92 percent. Discover enrolled a record 670,000 merchant locations during the year, and added 6.1 million new cardmember accounts -- the largest number of new accounts since 1987.

FOURTH QUARTER

Credit services net income rose 20 percent from a year ago to $150 million. Higher consumer loan balances and increased transaction volume contributed to this increase.

o Managed consumer loans rose to a record $47.1 billion, an increase of $9.2 billion, or 24 percent, from a year ago.

o Merchant and cardmember fees increased 11 percent from a year ago to $597 million. Transaction volume also increased 11 percent to $22.8 billion, driven by higher sales volume and balance transfers.

o The consumer loan net charge-off rate was 4.57 percent compared to last year's fourth quarter 4.63 percent.

o Discover opened over 1.6 million new cardmember accounts during the quarter and now has a record 42.6 million accounts.

Total capital at November 30, 2000 was $49.6 billion, including $19.7 billion of common and preferred stockholders' equity and preferred securities issued by


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subsidiaries.  Book value per common share was $16.91, based on quarter-end shares outstanding of 1.1 billion.

The Company repurchased approximately 47 million shares of its common stock during the 2000 fiscal year.

Morgan Stanley Dean Witter & Co. is a global financial services firm and a market leader in securities, asset management and credit services. The Company has offices in New York, London, Tokyo, Hong Kong and other principal financial centers around the world and has 524 securities branch offices throughout the United States.


Access this press release on-line @www.msdw.com

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                            (See Attached Schedules)

This release may contain forward-looking statements. These statements, which reflect management's beliefs and expectations, are subject to risks and uncertainties that may cause actual results to differ materially. For a discussion of the risks and uncertainties that may affect the Company's future results, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's 1999 Annual Report to Shareholders and the Company's Quarterly Reports on Form 10-Q for fiscal 2000.